Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Sionna Therapeutics, Inc. (the “Company”) for the quarter ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the company, hereby certifies, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: November 5, 2025	By:	/s/ Michael Cloonan
Michael Cloonan
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 5, 2025	By:	/s/ Elena Ridloff
Elena Ridloff, C.F.A.
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)